UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

Ares Industrial Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tabor Center,

1200 Seventeenth Street, Suite 2900

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Ares Industrial Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”), our assets and portfolio.

Most Recent Transaction Price and Net Asset Value Per Share

November 1, 2024 Transaction Price

The transaction price for each of our share classes is equal to such share class’s NAV per share as of September 30, 2024. A calculation of the NAV per share is set forth below.

September 30, 2024 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.areswmsresources.com/investment-solutions/AIREIT and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals and valuations for certain of our debt-related assets, reviewing annual third-party real property appraisals, reviewing the internal valuations of loans (“DST Program Loans”) provided to certain investors in our program to raise capital in private placements exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, through the sale of beneficial interests (“DST Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by our operating partnership (the “DST Program”), and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, our former sponsor, members or affiliates of our former sponsor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of September 30, 2024 and August 31, 2024:

	As of
(in thousands)	September 30, 2024	August 31, 2024
Investments in industrial properties	$8,517,400	$8,488,050
Investment in unconsolidated joint venture partnership	17,760	17,969
Investments in real estate debt and securities	507,856	429,792
DST Program Loans	125,215	124,618
Cash and cash equivalents	29,023	37,013
Restricted cash	3,105	3,065
Other assets	95,669	92,535
Line of credit, term loans and mortgage notes	(3,955,934)	(3,865,470)
Secured financings on investments in real estate-related securities	(106,033)	(106,043)
Financing obligations associated with our DST Program	(1,062,522)	(1,052,869)
Other liabilities	(132,625)	(117,796)
Accrued performance participation allocation	—	—
Accrued fixed component of advisory fee	(5,416)	(5,423)
Aggregate Fund NAV	$4,033,498	$4,045,441
Total Fund Interests outstanding	319,527	320,771

The following table sets forth the NAV per Fund Interest as of September 30, 2024 and August 31, 2024:

(in thousands, except per Fund		Class T-R	Class D-R	Class I-R	Class S-PR	Class D-PR	Class I-PR
Interest data)	Total	Shares	Shares	Shares	Shares	Shares	Shares	OP Units
As of September 30, 2024
Monthly NAV	$4,033,498	$1,283,269	$240,457	$1,869,274	$2,533	$—	$2,624	$635,341
Fund Interests outstanding	319,527	101,658	19,049	148,081	200	—	208	50,331
NAV Per Fund Interest	$12.6234	$12.6234	$12.6234	$12.6234	$12.6234	$—	$12.6234	$12.6234
As of August 31, 2024
Monthly NAV	$4,045,441	$1,331,515	$241,485	$1,837,191	$—	$—	$—	$635,250
Fund Interests outstanding	320,771	105,578	19,148	145,675	—	—	—	50,370
NAV Per Fund Interest	$12.6116	$12.6116	$12.6116	$12.6116	$—	$—	$—	$12.6116

NAV per Fund Interest is not presented for Class S-PR, Class D-PR and Class I-PR shares as of August 31, 2024 (and September 30, 2024 for Class D-PR shares) because we had no Class S-PR, Class D-PR or Class I-PR shares outstanding as of such date.

Under U.S. generally accepted accounting principles (“GAAP”), we record liabilities for ongoing distribution fees that (i) we currently owe and (ii) we estimate we may pay in future periods for the Fund Interests. As of September 30, 2024, we estimated approximately $91.5 million of ongoing distribution fees were potentially payable. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

The valuations of our real properties as of September 30, 2024, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table:

Weighted-
Average Basis
Exit capitalization rate	5.8%
Discount rate / internal rate of return	7.4%
Average holding period (years)	10.1

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

			Increase
			(Decrease) to
	Hypothetical		the Fair Value of Real
Input	Change		Properties
Exit capitalization rate (weighted-average)	0.25	% decrease	3.0%
	0.25	% increase	(2.7)%
Discount rate (weighted-average)	0.25	% decrease	2.0%
	0.25	% increase	(2.0)%

Distributions

We authorized monthly gross distributions for each class of shares of our common stock in the amount of $0.05 per share for the month of September 2024. These distributions were paid to all stockholders of record as of the close of business on September 30, 2024, net of, as applicable, distribution fees that are payable monthly with respect to certain classes of shares of our common stock.

Update on Our Assets and Activities

As of September 30, 2024, we directly owned and managed a real estate portfolio that included 248 industrial buildings totaling approximately 53.8 million square feet located in 30 markets throughout the U.S., with 417 customers, and was 93.7% occupied (95.6% leased) with a weighted-average remaining lease term (based on square feet) of 3.9 years. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced.

In September 2024, we originated one debt-related investment comprised of a senior loan with a commitment of up to $115.1 million.

As of September 30, 2024, our leverage ratio was approximately 44.6% (calculated as outstanding principal balance of our borrowings, including secured financings on investments in real estate-related securities, less cash and cash equivalents, divided by the fair value of our real property, our net investment in an unconsolidated joint venture partnership, investments in real estate-related securities and debt-related investments not associated with the DST Program, as determined in accordance with our valuation procedures) and the weighted-average interest rate of our consolidated borrowings was 4.48%.

For the quarter ended September 30, 2024, we raised gross proceeds of approximately $64.2 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests (including $2.8 million of DST Interests financed by DST Program Loans). The aggregate dollar amount of common stock and OP Unit redemptions requested for July, August and September which were redeemed in full on August 1, 2024, September 1, 2024 and October 1, 2024, respectively, was $71.1 million.

Update on Real Properties

As of September 30, 2024 our real estate portfolio included:

●	247 industrial buildings totaling approximately 53.6 million square feet comprised our operating portfolio, which includes stabilized properties, and was 94.1% occupied (95.9% leased) with a weighted-average remaining lease term (based on square feet) of approximately 3.9 years; and
●	One industrial building totaling approximately 0.2 million square feet comprised our value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion or a building achieving 90% occupancy.

Additionally, as of September 30, 2024, we owned and managed two buildings either under construction or in the pre-construction phase totaling approximately 0.2 million square feet. Unless otherwise noted, these buildings are excluded from the presentation of our portfolio data herein.

During the three months ended September 30, 2024, we transacted approximately 1.9 million square feet of new and renewal leases, and rent growth on comparable leases averaged 62.7%, calculated using cash basis rental rates (47.3% when calculated using GAAP basis rental rates). As of September 30, 2024, rents across our portfolio were estimated to be 26.0% below market (on a weighted-average basis).

Dispositions. During the three months ended September 30, 2024, we sold two industrial buildings for a gross sales price of $32.2 million. Our accounting basis (net of accumulated depreciation and amortization) for these buildings as of the disposition date was approximately $17.7 million.

Building Types. Our industrial buildings consist primarily of warehouse distribution facilities suitable for single or multiple customers. The following table summarizes our portfolio by building type as of September 30, 2024:

Building Type	Description	Percent of Rentable Square Feet
Bulk distribution	Building size of 150,000 to over 1 million square feet, single or multi-customer	81.6%
Light industrial	Building size of less than 150,000 square feet, single or multi-customer	18.3
Flex industrial	Includes assembly or research and development, primarily multi-customer	0.1
		100.0%

Portfolio Overview and Market Diversification. As of September 30, 2024, the average effective annual rent of our total real estate portfolio (calculated by dividing total annualized base rent, which includes the impact of any contractual tenant concessions (cash basis), by total occupied square footage) was approximately $6.98 per square foot. The following table summarizes certain operating metrics of our portfolio by market as of September 30, 2024:

	Number of	Rentable	Occupied	Leased
($ and square feet in thousands)	Buildings	Square Feet	Rate (1)	Rate (1)	Annualized Base Rent (2)
Operating Properties:
Atlanta	21	4,468	89.6%	89.6%	$25,716	7.3%
Austin	6	562	100.0	100.0	5,415	1.5
Bay Area	3	845	100.0	100.0	10,387	2.9
Boston	3	409	100.0	100.0	3,212	0.9
Central Florida	10	1,965	84.9	84.9	10,842	3.1
Central Valley	9	2,280	100.0	100.0	16,282	4.6
Charlotte	1	210	100.0	100.0	1,121	0.3
Chicago	26	5,373	100.0	100.0	29,933	8.5
Cincinnati	2	705	100.0	100.0	3,155	0.9
Columbus	2	488	100.0	100.0	2,768	0.8
Dallas	17	5,196	100.0	100.0	27,746	7.9
D.C. / Baltimore	10	1,143	89.5	89.5	8,989	2.6
Denver	2	252	100.0	100.0	1,442	0.4
Houston	8	1,815	89.4	100.0	10,013	2.8
Indianapolis	5	2,591	100.0	100.0	11,400	3.2
Las Vegas	7	1,118	55.5	55.5	7,581	2.2
Louisville	5	1,579	100.0	100.0	6,760	1.9
Memphis	10	3,598	100.0	100.0	15,243	4.3
Nashville	3	1,254	100.0	100.0	6,751	1.9
New Jersey	17	3,526	92.9	92.9	32,097	9.1
Pennsylvania	15	2,871	94.5	94.5	19,438	5.5
Phoenix	3	417	100.0	100.0	3,670	1.0
Portland	2	605	100.0	100.0	4,120	1.2
Reno	6	1,422	100.0	100.0	9,139	2.6
Salt Lake City	5	1,003	90.8	90.8	5,686	1.6
San Antonio	1	96	100.0	100.0	779	0.2
San Diego	7	694	69.5	69.5	5,172	1.5
Seattle	14	2,395	97.3	97.3	22,087	6.3
South Florida	9	1,811	100.0	100.0	18,009	5.1
Southern California	18	2,906	72.6	97.7	27,415	7.9
Total operating	247	53,597	94.1	95.9	352,368	100.0
Value-Add Properties:
Central Florida	1	230	—	47.0	—	—
Total value-add properties	1	230	—	47.0	—	—
Total portfolio	248	53,827	93.7%	95.6%	$352,368	100.0%
(1)	The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced.
(2)	Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of September 30, 2024, multiplied by 12.

The following table sets forth the top 10 geographic allocations of our real estate portfolio based on fair value as of September 30, 2024:

($ in thousands)	Number of Buildings (1)	Fair Value of Real Property (2)	% of Fair Value
Southern California	18	$886,100	10.4%
New Jersey	17	855,050	10.0
Dallas	17	628,400	7.4
Atlanta	21	623,000	7.3
Chicago	26	609,950	7.2
Seattle	14	504,350	5.9
Pennsylvania	15	488,150	5.7
South Florida	9	457,250	5.4
Central Valley	9	317,350	3.7
Central Florida	11	307,950	3.6
Other	91	2,839,850	33.4
Total Portfolio	248	$8,517,400	100.0%
(1)	Excludes two buildings that are either under construction or in the pre-construction phase.
(2)	Comprised of $8.45 billion of real property in our operating portfolio, which includes stabilized properties, $32.7 million of real property in our value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop or buildings recently completed which have not yet reached stabilization, and $30.3 million of real property in our development portfolio, which includes buildings that are either under construction or in the pre-construction phase. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion or a building achieving 90% occupancy.

Lease Terms. Substantially all of our industrial properties are subject to leases on a “triple net basis,” in which customers pay their proportionate share of real estate taxes, insurance, common area maintenance, and certain other operating costs. In addition, most of our leases include fixed rental increases or Consumer Price Index-based rental increases. Lease terms typically range from one to 10 years and often include renewal options.

Lease Expirations. As of September 30, 2024, the weighted-average remaining lease term (based on square feet) of our total occupied portfolio was approximately 3.9 years, excluding renewal options. The following table summarizes the lease expirations of our occupied portfolio for leases in place as of September 30, 2024, without giving effect to the exercise of renewal options or termination rights, if any:

($ and square feet in thousands)	Number of Leases	Annualized Base Rent (1)		Occupied Square Feet
Remainder of 2024 (2)	14	$6,981	2.0%	1,070	2.1%
2025	69	48,792	13.8	7,178	14.2
2026	82	54,196	15.4	8,691	17.2
2027	80	61,173	17.4	8,522	16.9
2028	81	57,904	16.4	7,337	14.5
2029	61	41,495	11.8	5,775	11.4
2030	24	18,029	5.1	2,779	5.5
2031	14	14,021	4.0	1,689	3.3
2032	17	28,160	8.0	4,073	8.1
2033	2	948	0.3	83	0.2
Thereafter	15	20,669	5.8	3,255	6.6
Total occupied	459	$352,368	100.0%	50,452	100.0%
(1)	Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of September 30, 2024, multiplied by 12.
(2)	Includes four leases totaling approximately 0.4 million square feet that expired on September 30, 2024.

Customer Diversification. As of September 30, 2024, only one of our customers individually represented more than 5.0% of total occupied square feet of our portfolio and more than 5.0% of total annualized base rent of our portfolio. The following table reflects the 10 largest customers of our portfolio, based on annualized base rent, which occupied a combined 10.1 million square feet as of September 30, 2024:

Customer	% of Total Annualized Base Rent (1)	% of Total Occupied Square Feet
Amazon.com Services LLC	8.0%	6.9%
Radial, Inc.	2.7	4.2
Maersk	1.9	1.1
East Coast/West Coast Logistics, LLC	1.5	0.5
Estes Forwarding Worldwide	1.4	1.1
Mondelez Global, LLC	1.3	2.3
Geodis Logistics, LLC	1.2	1.7
US Elogistics Service Corp	1.2	0.9
KeHE Distributors, Inc.	1.2	0.7
Boyd Flotation	1.1	0.6
Total	21.5%	20.0%
(1)	Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of September 30, 2024, multiplied by 12.

The majority of our customers do not have a public corporate credit rating. We evaluate creditworthiness and financial strength of prospective customers based on financial, operating and business plan information that is provided to us by such prospective customers, as well as other market, industry, and economic information that is generally publicly available.

Industry Diversification. The table below illustrates the diversification of our portfolio by industry classifications of our customers as of September 30, 2024:

($ and square feet in thousands)	Number of Leases	Annualized Base Rent (1)		Occupied Square Feet
Transportation / Logistics	52	$64,468	18.3%	8,607	17.1%
eCommerce / Fulfillment	27	45,828	13.0	6,799	13.5
Food & Beverage	30	28,304	8.0	4,039	8.0
Storage / Warehousing	39	27,071	7.7	3,871	7.7
Auto	24	19,368	5.5	3,242	6.4
Manufacturing	41	19,125	5.4	2,701	5.4
Home Furnishings	17	16,256	4.6	2,068	4.1
Computer / Electronics	18	9,432	2.7	1,279	2.5
Electrical / Wire	12	9,221	2.6	1,626	3.2
Home Improvement	22	9,221	2.6	1,351	2.7
Other	177	104,074	29.6	14,869	29.4
Total	459	$352,368	100.0%	50,452	100.0%
(1)	Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of September 30, 2024, multiplied by 12.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Consent of Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of increased inflation, changes in interest rates, the conflict between Russia and Ukraine, and/or the ongoing conflict in the Middle East on our financial condition and results of operations being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

October 15, 2024	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager
Title: Managing Director, Chief Financial Officer and Treasurer